UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 30, 2011
PRESIDENTIAL LIFE CORPORATION (Exact Name of Registrant as Specified in Charter)
Delaware	0-5486	13-2652144
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

69 Lydecker Street, Nyack, New York	10960
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (845) 358-2300

N/A
(Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction  A.2. below):

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2011, W. Thomas Knight, a director of Presidential Life Corporation (the “Company”), informed the Chairman of the Nominating and Governance Committee of the Board of Directors of the Company that he will not run for reelection as a director of the Company at the Company’s 2011 Annual Meeting.

A copy of Mr. Knight’s letter to the Chairman of the Nominating and Governance Commitee is attached hereto as exhibit 99.1 and is incorporated by reference into this item 5:02.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit Number

Description

99.1

Letter from W Thomas Knight, dated January 30, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESIDENTIAL LIFE CORPORATION

Date: February 1, 2011

By:    /s/ Donald L. Barnes

Donald L. Barnes, President and Duly Authorized Officer of the Registrant

W. Thomas Knight

7075 Edmond Ave

Easton, MD 21601

January 30, 2011

Mr. Stanley Rubin, Chair

Nominating and Governance Committee
Presidential Life Corporation

69 Lydecker Street

Nyack, NY 10960

Dear Stan,

In order to provide you and your Committee ample time, I am hereby notifying you of my decision not to be a candidate for reelection to the Board. Naturally, I will continue to serve as a Director until the Annual Meeting in May.

As you know, I have served in one capacity or another at Presidential since March of 1993. It has been a most positive relationship, both professionally and personally.

I wish you, and indeed the entire Board and all the employees of Presidential, all success in the future.

Sincerely,

/s/ W. Thomas Knight

cc: Mr. Donald L. Barnes,

Chief Executive Officer

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